Exhibit 10.1

SWANK, INC.
90 PARK AVENUE
NEW YORK, NEW YORK 10016

Effective January 1, 2012

Mr. James E. Tulin
c/o Swank, Inc.
8800 North Gainey Center Drive
Scottsdale, Arizona 85258

Dear Mr. Tulin:

Reference is made to the Amended and Restated Employment Agreement dated as of January 10, 2008, between Swank, Inc. (the “Corporation”) and you (as amended to date, the “Employment Agreement”).

This will confirm that the term of the Employment Agreement is hereby extended for an additional one (1) year period, commencing on January 1, 2012 and ending on December 31, 2012 (the “Extension Period”). Except as modified and amended by this letter, the Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

This letter may be executed in any number of counterparts, each of which shall he deemed an original and all of which taken together shall constitute one and the same agreement.  This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).

If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

Very truly yours,

SWANK, INC.

By:	/s/ Jerold R. Kassner
Name: Jerold R. Kassner
Executive Vice President and
Chief Financial Officer

ACCEPTED AND AGREED:

/s/ James E. Tulin
James E. Tulin